Exhibit 10.1

KENNEDY-WILSON HOLDINGS, INC.
SECOND AMENDED AND RESTATED
2009 EQUITY PARTICIPATION PLAN
Kennedy-Wilson Holdings, Inc., a Delaware corporation, has adopted this Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (the “Plan”), effective as of the Effective Date (as defined in Article III of the Plan). This Plan amends and restates in its entirety the Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan (the “Prior Plan”).
ARTICLE I
PURPOSE
The purpose of this Plan is to assist the Company in attracting, retaining and providing incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant, as provided herein.
ARTICLE II
DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
2    “Award” shall mean, individually or collectively, a grant or sale pursuant to the Plan of any Distribution Equivalent Right, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award or Stock Appreciation Right.
3    “Award Agreement” shall mean a written agreement between the Company and the Holder setting forth the terms and conditions of an Award.
4    “Board” shall mean the Board of Directors of the Company.

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5    “Cause” shall mean (i) if the Holder is a party to an employment or similar agreement with the Company or an Affiliate or an Award Agreement, in any case, which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the same meaning as provided for in such agreement or (ii) for a Holder who is not a party to such an agreement or if such agreement does not define “Cause” (or a similar term), “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.
6    “Change of Control” shall mean (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate or an Award Agreement, in any case, which agreement defines “Change of Control” (or a similar term) therein, “Change of Control” shall have the same meaning as provided for in such agreement or (ii) for a Holder who is not a party to such an agreement or if such agreement does not define “Change of Control” (or a similar term), “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied):
(a)    Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”)༌other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
(b)    The closing of a merger, consolidation or other business combination (a “Business Combination”) other than any Business Combination in which holders of the Common Stock immediately prior to the Business Combination (I) own more than fifty percent (50%) of the total voting power of the corporation resulting from such Business Combination (or the direct or indirect parent corporation of such surviving corporation) and (II) have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination as immediately before;

(c)    The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;
(d)    The approval by the holders of shares of Common Stock of a plan of complete liquidation of the Company other than a liquidation of the Company into any subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock of the surviving corporation immediately after such liquidation as immediately before; or
(e)    Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraph (a), (b), (c) or (d) of this definition).
In addition, if a “Change of Control” constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c), (d) or (e) of this definition with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.
7    “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor statute thereto and any regulations issued from time to time thereunder.
8    “Committee” shall mean a committee comprised of not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.
9    “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.
10    “Company” shall mean Kennedy-Wilson Holdings, Inc., a Delaware corporation, and any successor thereto.

11    “Consultant” shall mean any individual, non-Employee advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
12    “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
13    “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period the Holder held the Distribution Equivalent Right.
14    “Effective Date” shall have the meaning set forth in Article III of the Plan.
15    “Employee” shall mean any employee, including officers, of the Company or an Affiliate.
16    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares or the share price of Common Stock and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
17    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
18    “Fair Market Value” of a share of Common Stock shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of any specified date, (i) the closing sales price of a share of Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the principal U.S. national securities exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of a share of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of a share of Common Stock as determined by the Committee in its sole discretion. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Committee in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement). The Fair

Market Value of property other than Common Stock shall be determined by the Committee in good faith by any fair and reasonable means, and consistent with the applicable requirements of Sections 409A and 422 of the Code.
“Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
19    “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.
20    “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” under Section 422 of the Code.
21    “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
22    “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.
23    “Option” shall mean an option to purchase shares of Common Stock granted under Article VII of the Plan, which may be an Incentive Stock Option or a Non-Qualified Stock Option.
24     “Performance Criteria” shall mean the criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
25    “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria.
26    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.
27    “Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, shares of Common Stock are paid to the Holder.

28    “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.
29    “Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
30    “Plan” shall mean this Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan, as amended from time to time.
31    “Qualified Performance-Based Award” shall mean Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code.
32    “Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Restrictions.
33    “Restricted Stock Unit” shall mean a Unit awarded to a Holder pursuant to a Restricted Stock Unit Award.
34    “Restricted Stock Unit Award” shall mean an Award granted under Article IX of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or shares of Common Stock shall be made to the Holder, based on the number of Units awarded to the Holder.
35    “Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Award Agreement.
36    “Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Award Agreement.
37    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
38    “Stock Appreciation Right” shall mean an Award granted under Article XIII of the Plan of a right, whether granted alone or in connection with a related Option, to receive a payment on the date of exercise.
39    “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the shares of Common Stock under the related Option, all as set forth in Section 13.2.
40    “Ten Percent Stockholder” shall mean an Employee who, at the time an Incentive Stock Option is granted to him or her, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
41    “Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.
42    “Units” shall mean bookkeeping units, each of which represents (i) with respect to any Performance Unit Award, such monetary amount as shall be designated by the Committee in the applicable Award Agreement or (ii) with respect to any Restricted Stock Unit, one (1) share of Common Stock.
ARTICLE III
EFFECTIVE DATE OF PLAN
The Plan shall be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.
ARTICLE IV
ADMINISTRATION
Section 4.1    Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist solely of three (3) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3 and (iii) “independent” for purposes of any applicable listing requirements (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award. In addition, to the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is traded, the Committee may delegate to one or more executive officers or a committee of executive officers the right to grant, cancel or suspend Awards to Employees who are not directors or executive officers of the Company.
Section 4.2    Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including any acceleration of vesting, subject to the limitations in this Section 4.2), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of shares of Common Stock which may be issued under an Award, all as applicable. Notwithstanding the foregoing or anything herein to the contrary, the Committee may, in its discretion, provide for the accelerated vesting, exercisability and/or payment (as applicable) of an Award only in connection with the occurrence of a Change of Control or upon a termination of the applicable Holder’s status as an Employee, Director or Consultant (as applicable) due to the Holder’s death or Total and Permanent Disability. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.
Section 4.3    Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as the Committee determines are necessary and appropriate to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the

Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
Section 4.4    Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.
ARTICLE V
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON
Section 5.1    Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed fourteen million nine hundred forty-five thousand (14,945,000) shares (the “Share Limit”). Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee during any calendar year shall be two million (2,000,000) shares (subject to adjustment in the same manner as provided in Article XV with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with such Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Awards that are canceled or Options or Stock Appreciation Rights that are repriced. In addition, the grant date fair value (determined as of the date of grant under applicable accounting standards) of Awards granted to any Director during any calendar year shall not exceed six hundred thousand dollars $600,000 (the “Director Limit”).
Section 5.2    Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.
Section 5.3    Share Counting Provision. If any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), the shares of Common Stock shall, to the extent of such forfeiture, expiration or cash settlement, again become available for future grants of Awards under the Plan and shall be added back to the Share Limit. Additionally, shares of Common Stock tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award (other than an Option or Stock Appreciation Right) shall again become available for future grants of Awards under the Plan and shall be added back to the Share Limit. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added back to the Share Reserve and shall not be available for future grants of Awards under the Plan: (i) shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iii) shares purchased on the open market with the cash proceeds from the exercise of Options. The payment of Distribution Equivalent Rights in cash shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 5.3, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
Section 5.4    Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, no Award Agreement shall provide for vesting of the Award thereunder earlier than the first (1st) anniversary of the applicable grant date (and, for the avoidance of doubt, with respect to any such Award subject to performance-based vesting, the applicable performance period may be no shorter than one (1) year); provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of no more than five percent (5%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 5.1 above may be granted to any one or more Holders without respect to such minimum vesting requirements. For purposes of Awards granted to Directors, a vesting period will be deemed to be one (1) year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. Notwithstanding the foregoing, nothing in this Section 5.4 will prevent the Committee from accelerating, in its discretion, the vesting, exercisability and/or payment (as applicable) of any Award upon the termination of a Holder’s status as an Employee, Consultant or Director due to the Holder’s death or Total and Permanent Disability and/or in connection with the consummation of a Change of Control.
ARTICLE VI
ELIGIBILITY FOR AWARDS; TERMINATION OF EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS
Section 6.1    Eligibility. Awards made under the Plan may be granted solely to persons or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-Qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right or any combination of the foregoing or, solely with respect to Awards granted to Employees, an Incentive Stock Option.

Section 6.2    Termination of Employment or Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement (in which case the terms of the applicable Award Agreement shall control), and/or the terms of the Holder’s employment or other service agreement with the Company or an Affiliate (in which case the terms of the applicable employment or service agreement shall control), the following terms and conditions shall apply with respect to the termination of a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death:
(a)    The Holder’s rights, if any, to exercise any then-exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate:
(1)    If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such termination of employment or after the date of such termination of Director status;
(2)    If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment or Director status; or
(3)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options and Stock Appreciation Rights.
(b)    The Holder’s rights, if any, to exercise any then-exercisable Incentive Stock Option Shall terminate:
(1)    If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, three (3) months after the date of such termination of employment;
(2)    If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment; or
(3)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.
(c)    If a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of employment or Director status, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.
(d)    If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or a Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.
Section 6.3    Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:
(a)    The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate:
(1)    If such termination is for a reason other than the Holder’s death, ninety (90) days after the date of such termination; or
(2)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

(b)    If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or a Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.
Section 6.4    Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, should a Holder’s employment, Director status or engagement as a Consultant with or for the Company or an Affiliate be terminated by the Company or Affiliate for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.
Section 6.5    Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which such Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to such Employees, Directors or Consultants outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, any securities law or governing statute or any other applicable law.
ARTICLE VII
OPTIONS

Section 7.1    Option Term. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
Section 7.2    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the applicable Award Agreement.
Section 7.3    Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds one hundred thousand dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
Section 7.4    Option Agreement. Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Award Agreement may provide for the payment of the Option exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such exercise price, or such other forms or methods as the Committee may determine from time to time (including, with the consent of the Committee, by withholding shares of Common Stock otherwise issuable in connection with the exercise of the Option), in each case, subject to such rules and regulations as may be adopted by the Committee. Each Award Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, specify the effect of termination of the Holder’s status as an Employee, Director or Consultant on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, an Award Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, subject to Section 17.3 of the Plan, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, specify the effect of the termination of the Holder’s employment, Director status or Consultant status on the exercisability of the Option. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof (including the limitations set forth in Section 4.2 above), accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.
Section 7.5    Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such exercise price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Award Agreement. Separate stock certificates may be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.
Section 7.6    Stockholder Rights and Privileges. The Holder of an Option shall not be entitled to any of the privileges and rights of a stockholder of the Company unless and until shares of Common Stock have been purchased under the Option and certificates of stock have been registered in the Holder’s name.
Section 7.7    Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

Notwithstanding anything herein to the contrary, the exercise price per share of the shares of Common Stock subject to any such substitute Option may be less than the Fair Market Value of a share of Common Stock on the date of grant, subject to any applicable requirements of Section 424 and 409A of the Code.
Section 7.8    Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority (A) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation right, or (B) to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted when the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares of Common Stock.
ARTICLE VIII
RESTRICTED STOCK AWARDS
Section 8.1    Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
Section 8.2    Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall, unless otherwise determined by the Committee, be issued in book entry form on the books and records as kept by the Company’s transfer agent and registered in the name of the Holder of such Restricted Stock Award. If provided for under the applicable Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Common Stock (subject to Section 16.1 below), except that (i) the Holder shall not be entitled to delivery of a stock certificate until the Restriction Period shall have expired, (ii) if a stock certificate is prepared before the expiration of the Restriction Period, the Company shall retain custody of the stock certificate during the Restriction Period (with a stock power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the applicable Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of grant of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards including, but not limited to, rules pertaining to the effect of termination of status as an Employee, Director or Consultant prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, be set forth in an Award Agreement made in conjunction with the Award. Such Award Agreement may also include provisions relating to (i) subject to the provisions hereof (including the limitations set forth in Section 4.2 hereof), accelerated vesting of Awards, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.
Section 8.3    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Common Stock received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
Section 8.4    Restricted Stock Award Agreements. At the time any Restricted Stock Award is made under this Article VIII, the Company and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
ARTICLE IX
RESTRICTED STOCK UNIT AWARDS
Section 9.1    Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to payment pursuant to Section 9.2 and the number of Units awarded to the Holder. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards, including, but not limited to, rules pertaining to the effect of termination of status as an Employee, Director or Consultant prior to expiration of the applicable vesting period.
Section 9.2    Payments. The Holder of a Restricted Stock Unit Award shall be entitled to receive a cash payment equal to the Fair Market Value of a share of Common Stock, or one (1) share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the applicable Award Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement(s). Except as otherwise determined by the Committee and set forth in the applicable Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the calendar year in which the Restricted Stock Unit first becomes vested.
ARTICLE X

PERFORMANCE UNIT AWARDS
Section 10.1    Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions, including, but not limited to, rules pertaining to the effect of termination of status as an Employee, Director or Consultant prior to expiration of the applicable performance period.
Section 10.2    Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Award Agreement) the performance goals and objectives set forth in such Award Agreement. The Award Agreement may provide that, depending on the degree of performance achieved, different amounts of Performance Units, or no Performance Units, may be awarded. Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), if achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year to which such performance goals and objectives relate.
ARTICLE XI
PERFORMANCE SHARE AWARDS
Section 11.1    Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of shares of Common Stock pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award. Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), if such goals and objectives are achieved, the distribution of such Common Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Share Awards, including, but not limited to, rules pertaining to the effect of termination of the Holder’s status as an Employee, Director or Consultant prior to the expiration of the applicable performance period.
Section 11.2    Stockholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a stockholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.
ARTCLE XII
DISTRIBUTION EQUIVALENT RIGHTS
Section 12.1    Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives (subject to the limitations set forth in Section 16.1 below). Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), if such Award becomes vested, the distribution of such cash or shares of Common Stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights may be settled in cash or in shares of Common Stock, as set forth in the applicable Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award, whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award. Notwithstanding the foregoing, no Distribution Equivalent Rights Awards shall be payable with respect to Options or Stock Appreciation Rights.
Section 12.2    Interest Equivalents. The Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder. Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), such settlement shall occur in no event later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year in which such interest was credited.
ARTICLE XIII
STOCK APPRECIATION RIGHTS
Section 13.1    Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value

(the “Base Value”) for the Stock Appreciation Right which, for purposes of a Stock Appreciation which is not a Tandem Stock Appreciation Right, shall be not less than the Fair Market Value of a share of the Common Stock on the date of grant of the Stock Appreciation Right, (ii) the number of shares of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of shares of Common Stock having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a)    The excess of (i) the Fair Market Value of a share of the Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;
(b)    The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
Section 13.2    Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right must be granted at the same time as the related Option, and the following special rules shall apply:
(a)    The Base Value shall be equal to or greater than the per share exercise price under the related Option;
(b)    The Tandem Stock Appreciation Right may be exercised for all or part of the shares of Common Stock which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a share of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);
(c)    The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d)    The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per share exercise price under the related Option and the Fair Market Value of the shares of Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of shares of Common Stock with respect to which the Tandem Stock Appreciation Right is exercised; and

(e)    The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of a share of Common Stock subject to the related Option exceeds the per share exercise price of the related Option.
ARTICLE XIV
RECAPITALIZATION OR REORGANIZATION
Section 14.1    Adjustments to Common Stock. The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of shares of Common Stock underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price or exercise price, as applicable, per share of the Common Stock shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price or exercise price, as applicable, per share of the Common Stock shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XIV, (x) any adjustment made with respect to an Award which is an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) no action shall be taken under this Section 14.1 which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. In connection with the occurrence of any Equity Restructuring, the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted, and such adjustments shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
Section 14.2    Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.
Section 14.3    Other Events. In the event of any Change in Control or any other changes to the outstanding Common Stock by reason of extraordinary cash dividend, reorganization, mergers,

consolidations, combinations, split-ups, spin-offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIV, the Board, in its sole discretion, in such manner as the Board deems equitable or appropriate taking into consideration the accounting and tax consequences, either by the terms of the Award or by action taken prior to the occurrence of such event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions:
(a)    To provide for either (i) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.3 the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(b)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)    To make adjustments in the number and type of shares of the Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(d)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement (but subject to the limitations set forth in Section 4.2 of the Plan); and
(e)    To provide that the Award cannot vest, be exercised or become payable after such event.
In the event of any adjustment pursuant to Sections 14.1, 14.2 or this Section 14.3, the aggregate number of shares available under the Plan under Section 5.1 (including the Code Section 162(m) limit and the Director Limit set forth therein) shall be appropriately adjusted by the Board, the determination of which shall be conclusive.

Section 14.4    Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
Section 14.5    No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
ARTICLE XV
AMENDMENT AND TERMINATION OF PLAN
Unless sooner terminated pursuant to this Article XV, the Plan will expire on, and no Award may be granted pursuant to the Plan, after the tenth (10) anniversary of the date on which the Plan is adopted by the Board (but Awards that are outstanding on such date will remain in effect in accordance with the terms of the Plan and applicable Award Agreement(s)). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XIV, increase the number of shares of Common Stock subject to the Plan or the individual Award limits specified in Article V, (iii) materially modify the requirements for participation in the Plan or (iv) amend, modify or suspend Section 7.8 (repricing prohibitions) or this Article XV. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

ARTICLE XVI
MISCELLANEOUS
Section 16.1    Dividends and Distribution Equivalent Right Payments on Unvested Awards. Notwithstanding anything herein to the contrary, dividends or Distribution Equivalent Rights payable with respect to an unvested Award (or portion thereof) may only be paid out to the Holder to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and any dividends or Distribution Equivalent Rights with respect to any portion of an Award that does not become vested shall be forfeited.
Section 16.2    No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
Section 16.3    No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
Section 16.4    Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Notwithstanding any provision of the Plan to the contrary, including, but not limited to, Section 7.4 hereof, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or shares of Common Stock issuable thereunder) (i) that shall lapse because of such postponement or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional shares of Common

Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld. The number of shares of Common Stock which may be so tendered shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
Section 16.5    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
Section 16.6    Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 16.4 hereof. Notwithstanding the foregoing, except for Awards which are Incentive Stock Options, Awards may be transferred pursuant to the terms of any valid separation agreement or divorce decree.
Section 16.7    Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
Section 16.8    Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-73, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
Section 16.9    Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; assets under management; or financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Performance Goals may be established on a Company-wide basis or with respect to one or more Company business units, divisions, subsidiaries or individuals; and measured either quarterly, annually or over a period of years, in absolute terms, relative to a pre-established target, to the performance of one or more similarly situated companies, or to the performance of an index covering a peer group of companies, in each case as specified by the Committee. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash to any Employee during any calendar year with respect to one or more Awards payable in cash shall be ten million dollars ($10,000,000).
Section 16.10    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
Section 16.11    Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
Section 16.12    Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
Section 16.13    Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.
Section 16.14    Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
Section 16.15    Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 16.16    No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.
Section 16.17    Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.
Section 16.18    Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement. The terms of Awards granted under the Plan, and of the Award Agreements utilized under the Plan, need not be the same.
Section 16.19    Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by the Company, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation recovery policy (whether or not such compensation recovery policy was in place at the time of grant of an Award) and/or in the applicable Award Agreement.

Exhibit 10.1

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Kennedy-Wilson Holdings, Inc. on April 28, 2017.
Executed on this 15th day of June, 2017.
/s/ IN KU LEE

Corporate Secretary
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I hereby certify that the foregoing Plan was approved by the stockholders of Kennedy-Wilson Holdings, Inc. on June 15, 2017.
Executed on this 15th day of June, 2017.
/s/ IN KU LEE

Corporate Secretary

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